Exhibit 4.28E

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment”), dated as of July 20, 2006, to the Amended and Restated Loan and Security Agreement, dated as of December 1, 2005 (as amended and in effect from time to time, the “Loan Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement) by and among Credit Suisse, as administrative agent for the LC Facility, Bank of America, N.A., as administrative agent for the Revolving Facility and syndication agent for the LC Facility, Banc of America Securities LLC (“BAS”), as sole arranger under the Revolving Facility, Credit Suisse, as sole bookrunner under the LC Facility, Credit Suisse and BAS, as joint lead arrangers under the LC Facility, Clean Harbors, Inc., a Massachusetts corporation (“Parent”), the Canadian Borrowers, and each of the other Subsidiaries of Parent from time to time a party thereto (each such Subsidiary, together with Parent and Canadian Borrowers, a “Credit Party” and, collectively, “Credit Parties”).

W I T N E S S E T H:

WHEREAS, subsection 11.3 of the Loan Agreement permits the Loan Agreement to be amended from time to time;

WHEREAS, the Loan Agreement is being amended at the request of the Borrowers;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Amendments.

(a)           The following defined terms shall be added to Section 1 of the Loan Agreement:

“Amendment No. 2” shall mean Amendment No. 2 to this Agreement, dated as of July 20, 2006.

“Amendment No. 2 Effective Date” shall mean the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 2 are satisfied.

(b)           Section 2.4(g) shall be amended by replacing the reference to “$50,000,000” therein with “$60,000,000”.

(c)           Section 9.20 of the Loan Agreement is hereby amended by deleting Section 9.20 in its entirety and replacing it with the following:

Limitation on Capital Expenditures.  Credit Parties shall not permit the aggregate amount of Capital Expenditures made in any period set forth below, to exceed the amount set forth opposite such period below:

Period	Amount (in millions)
January 1, 2006— December 31, 2006	$35,000,000
January 1, 2007— December 31, 2007	$40,000,000
January 1, 2008— December 31, 2008	$42,000,000
January 1, 2009— December 31, 2009	$44,000,000
January 1, 2010— December 1, 2010	$46,000,000

provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 9.20 for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (without giving effect to clause (y) below) may be added to the amount of Capital Expenditures permitted under this Section 9.20 for the immediately succeeding (but not any other) fiscal year, and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover).

Section 2.               Acknowledgment of Resignation and Appointment of Canadian Collateral Agent.  (a) Pursuant to Section 13.10 of the Loan Agreement, BABC Global Finance, Inc. (“BABC”), in its capacity as Canadian Collateral Agent, hereby gives notice to the Credit Parties, the Agents and the Lenders that BABC intends to resign as Canadian Collateral Agent on or prior to January 31, 2007.   The Revolving Administrative Agent and each Majority Revolving Lender hereby appoints Bank of America, N.A., Canada Branch (“Bank of America Canada Branch”) as successor Canadian Collateral Agent concurrently with the resignation of BABC as resigning Canadian Collateral Agent.  Each Credit Party hereby acknowledges and affirms that, irrespective of the date of appointment of Bank of America Canada Branch as successor Canadian Collateral Agent, Bank of America Canada Branch, as successor Canadian Collateral Agent, is acceptable to the Credit Parties.  The Revolving Administrative Agent, each Majority Revolving Lender and each Credit Party acknowledges and agrees that no further written consent shall be required of such Person to effect the appointment of Bank of America Canada Branch as successor Canadian Collateral Agent irrespective of the date of such appointment.

(b)           BABC hereby acknowledges and agrees that, upon the resignation of BABC as Canadian Collateral Agent, BABC shall have no further rights, powers, privileges or duties as Canadian Collateral Agent under the Loan Agreement and the other Financing Agreements, except such rights, powers, privileges or duties which explicitly survive the Canadian Collateral Agent’s resignation and the termination of the Loan Agreement and the other Financing Agreements.  The Revolving Administrative Agent, each Majority Revolving Lender and each Credit Party acknowledges and agrees that (i) upon the resignation of BABC as Canadian Collateral Agent, BABC shall have no further rights, powers, privileges or duties as Canadian Collateral Agent under the Loan Agreement and the other Financing Agreements, except such rights, powers, privileges or duties which explicitly survive the Canadian Collateral Agent’s resignation and the termination of the Loan Agreement and the other Financing Agreements and (ii) concurrently with the appointment of Bank of America Canada Branch as successor Canadian Collateral Agent, Bank of America Canada Branch shall be conferred with all rights, powers, privileges and duties as successor Canadian Collateral Agent under the Loan Agreement and the other Financing Agreements.

(c)           Each Credit Party, Agent and Lender hereby waives the notice provisions of Section 13.10 of the Loan Agreement with respect to the transactions described in this Section 2.

(d)           Each Credit Party covenants and agrees to take such acts, at its expense, at the request of the Canadian Collateral Agent, as may be necessary or proper to evidence the appointment of Bank of America Canada Branch as successor Canadian Collateral Agent, and to maintain the perfection of the security interests and priority thereof in the Collateral in the name of the successor Canadian Collateral Agent’s name to effect the provisions and purposes of the Loan Agreement and the other Financing Agreements as provided under the Loan Agreement and the other Financing Agreements, including, without limitation, Section 9.24 of the Loan Agreement.

(e)           The Revolving Administrative Agent hereby agrees to provide written notice to the Agents and the Lenders of the resignation of BABC as Canadian Collateral Agent.

Section 3.               Conditions to Effectiveness.  This Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) when, and only when the Administrative Agents shall have received counterparts of this Amendment executed by each Credit Party, the Administrative Agents and a number of Lenders sufficient to constitute the Majority Lenders.  The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

Section 4.               Representations and Warranties.  In order to induce the Lenders and the Administrative Agents to enter into this Amendment, Borrowers represent and warrant to each of the Lenders and the Administrative Agents that after giving effect to this Amendment, (a) no Default or Event of Default exists or has occurred and is continuing; (b) after giving effect to this Amendment, no Default or Event of Default will exist or will have occurred and be continuing; and (c) all of the representations and warranties in the Loan Agreement are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 5.               Reference to and Effect on the Loan Agreement.  On and after the Amendment No. 2 Effective Date, each reference in the Loan Agreement, to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, respectively, and in each of the Financing Agreements to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment.  The Loan Agreement and each other Financing Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

Section 6.               Costs, Expenses and Taxes.  Borrowers agree to pay all reasonable costs and expenses of the Administrative Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, in accordance with the terms of the Loan Agreement.

Section 7.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8.               Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

[Signature Pages Follow]

CREDIT PARTIES

CLEAN HARBORS, INC.
ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS FINANCIAL SERVICES
COMPANY
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS LAPORTE, L.P.
CLEAN HARBORS LAUREL, LLC

By:	/s/ Stephen Moynihan
Title:	Senior Vice President

CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS OF TEXAS, LLC
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PLAQUEMINE, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HARBOR MANAGEMENT CONSULTANTS, INC.
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.
HILLIARD DISPOSAL, LLC
NORTHEAST CASUALTY REAL PROPERTY,
LLC
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
TULSA DISPOSAL, LLC
CLEAN HARBORS ENVIRONMENTAL
SERVICES, INC

By:	/s/ Stephen Moynihan
Title:	Senior Vice President

CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS SERVICES, INC.
MURPHY’S WASTE OIL SERVICE, INC.
CLEAN HARBORS KINGSTON FACILITY
CORPORATION
CLEAN HARBORS OF CONNECTICUT, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
CH CANADA HOLDINGS CORP.
CH CANADA GP, INC.
CLEAN HARBORS CANADA LP
CLEAN HARBORS CANADA, INC.
CLEAN HARBORS QUEBEC, INC.
CLEAN HARBORS MERCIER, INC.
510127 N.B. INC.

By:	/s/ Stephen Moynihan
Title:	Senior Vice President

REVOLVING ADMINISTRATIVE AGENT,

ACCOUNTS COLLATERAL AGENT AND

US REVOLVING LENDER

BANK OF AMERICA, N.A.,
Individually and as Agent

By:	/s/ Christopher O’Halloran
Title:	Senior Vice President

CANADIAN COLLATERAL AGENT

AND CANADIAN LENDER

BABC GLOBAL FINANCE, INC.,
Individually and as Agent

By:	/s/ C. Barry
Title:	Senior Vice President

LC FACILITY ADMINISTRATIVE AGENT

AND LC FACILITY COLLATERAL AGENT

CREDIT SUISSE,
Cayman Islands branch

By:	/s/ Phillip Ho
Title:	Director

By:	/s/ Karim Blasetti
Title:	Associate

AS AN LC FACILITY LENDER

CREDIT SUISSE,
Cayman Islands branch

By:	/s/ Phillip Ho
Title:	Director

By:	/s/ Karim Blasetti
Title:	Associate